Exhibit 4(b)

                                  AMENDMENT TO

                          INVESTMENT ADVISORY AGREEMENT

         This AMENDMENT, dated as of October 31, 2003, amends the Investment Advisory Agreement (as defined below) between Travelers Asset Management International Company LLC (formerly, Travelers Asset Management International Corporation) ("TAMIC") and The Travelers Growth and Income Stock Account for Variable Annuities (the "Account").

                                   WITNESSETH:

         WHEREAS, TAMIC and the Account have previously entered into an investment advisory agreement with respect to the Account (the "Agreement"), dated May 1, 1998;

         WHEREAS, TAMIC and the Account desire to amend the Agreement as set forth herein;

         NOW THEREFORE, in consideration of the foregoing premises, TAMIC and the Account hereby amend and modify the Agreement:

         1. By adding the following sub-section (f) to Section 2 of the
         Agreement:

         f. vote proxies on securities held by the Account or delegate such responsibility to a sub-adviser appointed pursuant to this Agreement. TAMIC represents that it or its delegee has adopted and implemented written policies and procedures reasonably designed to ensure that it will vote proxies in the best interest of the Account and its unit holders, which policies and procedures describe how TAMIC or its delegee addresses material conflicts of interest between its interests and those of the Account with respect to proxy voting. TAMIC shall furnish the Account with such information reasonably requested by the Account, in such form as may be requested, as is necessary (1) for a summary description of TAMIC's or its delegee's proxy voting policies and procedures to be included in the registration statement with respect to the Account, and (2) for the proxy voting record for the Account to be filed with the SEC in accordance with the requirements of Form N-PX (or any successor form).

         IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

                                        Travelers Asset Management International
                                        Company LLC

                                        By: /s/ David A. Tyson
                                           __________________________

                                        As:__________________________


                                        The Travelers Growth and Income Stock
                                        Account for Variable Annuities

                                        By: /s/ K A McGah
                                           ___________________________

                                        As: Asst Secy
                                           ___________________________